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                                                                Exhibit 10.2


                         CHILES OFFSHORE CORPORATION

                             SEVERANCE AGREEMENT

         This Severance Agreement ("Agreement") is made and effective as of the 1st day of July, 1993, by and between Chiles Offshore Corporation, a Delaware corporation having its principal place of business in Houston, Harris County, Texas (the "Company"), and Ray Bearden, an individual currently residing in Houston, Texas ("Employee").

                                    RECITALS

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefit arrangements upon a Change of Control which insure that such compensation and benefits are competitive with other corporations.

                                  AGREEMENT

         Now, therefore, in consideration of Employee's continued employment by the Company, as well as the promises, covenants and obligations contained herein, the Company and Employee agree as follows:

         1. Payment of Severance Amount. Upon the occurrence of a Termination Event (as defined in paragraph 2), the Company shall:

                (i) pay Employee an amount equal to Employee's Base Annual Salary (as defined in paragraph 2) multiplied by the Employment Term Factor (as defined in paragraph 2), payable as a lump sum cash payment within 30 days after the date of the termination constituting such Termination Event (the "Termination Date');

                (ii) vest the Employee in the Additional Vesting Amount (as defined in paragraph 2) of any unvested stock options granted to Employee by the Company; and

                (iii) provide Employee with life, disability, and medical insurance at the level provided at either the date of the Change of Control (as defined in paragraph 2) or the Termination Date, as Employee shall in his sole discretion elect by providing written notice thereof to the Company, for a period of time equal to twelve
         (12) months multiplied by the Employment Term Factor (as defined in paragraph 2) following the

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         Termination Date, or such shorter period until Employee shall obtain substantially equivalent insurance coverage from a subsequent employer, if any, in the same manner as if Employee's employment had not been terminated until the end of such period. Employee shall immediately notify the Company upon obtaining any insurance from a subsequent employer and shall provide all information required by the Company regarding such insurance to enable the Company to make a determination of whether such insurance is substantially equivalent.

         2.    Definitions.

         (a)   A "Termination Event" shall be deemed to have occurred if:

                (i) The Company or any subsidiary thereof or successor thereto shall terminate Employee's employment for any reason other than for Cause within one year following the occurrence of a Change of Control; or

                (ii) The Employee shall voluntarily terminate his employment within one year of a Change in Control for "good reason" upon the occurrence of any one or more of the following:

                [A] A significant and material change in the nature or scope of the Employee's duties from those engaged in immediately prior to the date on which a Change of Control occurs to duties that are, taken as a whole, inconsistent with Employee's range and duration of experience; provided, however, that Employee's title, scope of responsibility and authority may be altered (by reason of demotion, the creation of or filling of offices with the Company senior to Employee's office or otherwise) without constituting "good reason" so long as Employee's new duties are not inconsistent with his prior experience; and provided, further, that Employee's title, scope of responsibility and authority may be altered (by reason of demotion, the creation of or filling of offices with the Company senior to Employee's office or otherwise) without constituting "good reason" if Employee is a Rig Manager or Superintendent and such new duties are assigned by the Company as a result of a decrease in the drilling activity of the Company;

                [B] A reduction in Employee's base salary of more than ten percent (10%) from that provided to him immediately prior to the date the Change in Control occurs, except for across-the-board salary reductions similarly affecting all executives of the Company;

                [C] A diminution in Employee's eligibility to participate in bonus, stock option or other incentive compensation plans or employee benefit plans (including medical, dental, life insurance and long-term disability plans)

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                       provided for executives with comparable duties; and

                [D] Any required relocation of Employee of more than fifty miles from Employee's then current location (including any required business travel in excess of the greater of 120 days per year or the level of business travel of Employee prior to the most recent Change of Control).

         (b)    A "Change of Control" shall be deemed to have occurred if:

                (i) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least fifty-one percent (51%) of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

                (ii) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

                (iii) The stockholders of the Company shall approve a sale of all or substantially all of the assets of the Company.

        (c) "Employment Term Factor" is equal to (i) the sum of (A) twelve plus (B) the number of years' service Employee has with the Company and any Named Entity (ii) divided by twelve. In no event will the Employment Term Factor exceed two (2.0).

        (d) "Base Annual Salary" shall, as determined on the Termination Date, be equal to the greater of (i) Employee's annual salary excluding bonuses and special incentive payments on the date of the earliest Change of Control to occur during the eighteen month period prior to the Termination Date or (ii) Employee's annual salary excluding bonuses and special incentive payments on the Termination Date.

        (e)   A "Named Entity" shall mean any of the following companies:
Chiles Alexander International, Inc.; Chiles Alexander Offshore, Inc.; Chiles Offshore, Inc.; Chiles Drilling Company; and Griffin Alexander Drilling Company.

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        (f)    "Cause" as used herein with respect to termination of Employee's employment shall mean termination for wilful misconduct of Employee with regard to his employment or the commission of fraud by Employee against any person.

        (g) "Additional Vesting Amount" shall mean, with respect to any options to purchase stock of the Company granted to Employee by the Company, options to purchase the number of shares equal to twenty percent (20%) of the applicable original grant of options plus the number of options vesting on the next vesting date pursuant to such grant; provided, however, that if the Termination Event occurs on a vesting date pursuant to the applicable stock option grant, the Additional Vesting Amount shall only equal twenty percent (20%), and provided further, that the Additional Vesting Amount shall in no event exceed thirty percent (30%) of the total number of options originally granted pursuant to any applicable option, nor shall any options be deemed to be more than 100% vested pursuant to the application of this Agreement.

        3. Parachute Payment Limitations. To the extent that any amounts payable pursuant to this Agreement would result in receipt by Employee of a "parachute payment" (as such term is defined in section 280G(b)(2)(A) of the Internal Revenue Code of 1954, as amended (the "Code")), Employee shall be entitled to receive only that amount of compensation that would result in Employee's receiving an aggregate present value of all payments in the nature of compensation received by or for the benefit of Employee from the Company and its affiliates that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, whether pursuant to this Agreement or any other arrangement, which is equal to 2.999 times Employee's "base amount" (as such term is defined in section 280G(b)(3)(A) of the Code). The foregoing limitation is intended to provide the Company with the discretion to reduce payments in the nature of compensation to or for the benefit of Employee that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, under this Agreement and other arrangements, in whatever manner is most suitable under the circumstances so as to avoid imposition of the sanctions imposed under sections 280G and 4999 of the Code with respect to "excess parachute payments" (as such term is defined in section 280G(b)(1) of the Code); provided, however, that the Company shall have the obligation to exercise such discretion in a manner that results in the minimization of federal income tax incidence to Employee.

        4.    Notices.    For purposes of this Agreement, notices and all other
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Company to:                    Chiles Offshore Corporation
                                             1400 Broadfield Blvd., Suite 400
                                             Houston, Texas 77084
                                             Attention: Corporate Secretary

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          If to Employee to:                  Mr. Ray Bearden
                                              2803 Autumn Lake Dr.
                                              Katy, Texas 77450

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

        5. Appicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

        6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

        7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

        8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

        9. No Employment Agreement. Nothing in this Agreement shall give Employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

        10.   Assignment.

        (i) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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        (ii)    The Company may: (x) as long as it remains obligated with
respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Employee performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it had been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

          11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                CHILES OFFSHORE CORPORATION


                                By: RAY BEARDEN
                                /s/ Ray Bearden
                                ______________________________
                                Name: Ray Bearden
                                Title:  President

                                EMPLOYEE


                                RAY BEARDEN
                                /s/ Ray Bearden
                                _________________________________
                                Ray Bearden




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